EXHIBIT 10.1

BRIDGE NOTE PURCHASE AGREEMENT

This Agreement is made as of December 31, 2004, by and among MedicalCV, Inc., a Minnesota corporation (“MDCV”), and each investor who becomes a signatory to this Agreement (each an “Investor” and collectively, the “Investors”).

AGREEMENT

SECTION 1 - PURCHASE AND SALE OF NOTES

1.1           MDCV hereby agrees to issue and sell to each Investor, and each Investor hereby agrees to purchase from MDCV on the Closing Date (hereinafter defined) a Convertible Promissory Note (each a “Note” and collectively, the “Notes”), in the principal amount set forth opposite such Investor’s name on Exhibit A, and a five-year warrant for the purchase of the number of shares of MDCV common stock set forth opposite such Investor’s name on Exhibit A (each a “Bridge Warrant” and collectively, the “Bridge Warrants”).  The Notes shall be in the form attached as Exhibit B.  The Bridge Warrants shall be in the form attached as Exhibit C.  Within 10 days of the issuance of Next Shares (as defined herein), each Investor will be required to elect one of the following two alternatives:  (1) convert the outstanding principal of, and accrued but unpaid interest on, the Note into a number of Next Shares equal to (a) the amount of the Note being converted divided by (b) 80% of the per share sales price or per unit sales price, as applicable, of the Next Shares (but not to exceed $1.49), and retain the Bridge Warrant (“Alternative 1”), or (2) surrender the Note and the Bridge Warrant to MDCV in exchange for the issuance of a number of Next Shares and any accompanying warrants issuable in connection with the Next Shares (the “Additional Warrants”), equal to the amount of such securities that could be purchased using the outstanding principal of, and accrued but unpaid interest on, the Note (“Alternative 2”).  MDCV will provide each Investor with written notice as soon as practicable following the issuance of Next Shares.  If any Investor fails to make his, her, or its election within 10 days of the issuance of the Next Shares, such Investor will be deemed to have elected Alternative 1.  The Notes, the Next Shares issuable upon conversion of the Notes, the Bridge Warrants, the shares issuable upon exercise of the Bridge Warrants, the Next Shares issuable upon exchange of the Notes, any Additional Warrants issuable upon exchange of the Notes, and the shares issuable upon exercise of any Additional Warrants are sometimes referred to herein as “Securities.”  The term “Next Shares” mean the equity securities issuable by MDCV in connection with MDCV’s next round of equity financing subsequent to the date of this Agreement, subject to the terms and conditions set forth in the Note.

1.2           The closing of the purchase of the Notes and Bridge Warrants and delivery of the purchase price of the Notes shall take place at the offices of MedicalCV, Inc., 9725 South Robert Trail, Inver Grove Heights, MN 55077, at 10:30 a.m. on Friday, December 31, 2004 (the “Closing Date”).  At such closing, each Investor will deliver the purchase price to MDCV and MDCV will deliver to each Investor an executed original of the Note purchased hereunder and an executed original of the Bridge Warrant purchased hereunder.  All payments will be made in United States currency and remittance to MDCV shall be by cashier’s check or wire transfer.

SECTION 2 - REPRESENTATIONS AND WARRANTIES OF MDCV

To induce the Investors to purchase the Notes and Bridge Warrants hereunder, MDCV represents to each Investor as follows:

2.1           Existence of Company.  MDCV is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has the requisite corporate power and authority to own its properties and to carry on its business in all material respects as it is now being conducted.  MDCV is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or of its properties owned or leased makes such qualification or licensing necessary and failure to be so qualified or licensed would have a material adverse impact on its business.

2.2           Authority to Execute.  The execution, delivery and performance by MDCV of this Agreement and each Note and Bridge Warrant (collectively, the “Loan Documents”) to which it is a party are within MDCV’ s corporate powers, have been duly authorized by all necessary corporate action, do not and will not conflict with any provision of law or of the charter or by-laws of MDCV or, of any agreement or contractual restrictions binding upon or affecting MDCV or any of its property, and need no further shareholder or creditor consent.

2.3           Binding Obligation.  This Agreement is, and the Notes and Bridge Warrants when delivered hereunder will be, legal, valid, and binding obligations of MDCV enforceable against MDCV in accordance with their respective terms.

2.4           Disclosure.  MDCV has delivered to each Investor a Confidential Private Placement Memorandum, dated December 21, 2004 (the “PPM”), which describes the business of MDCV.

2.5           Defaults.  MDCV is not in default in the payment of principal or interest on any indebtedness and is not in default under any instrument or agreement to which it is a party, and no event has occurred and is continuing which, with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default under any such instrument or agreement or under this Agreement.

2.6           Litigation.  No litigation or governmental proceeding is pending or threatened against MDCV that may, alone or together with all other such matters, have a materially adverse effect on the financial condition, operations, or prospects of MDCV, and no basis therefore exists.

2.7           Securities Laws.  Based in part upon the representations and warranties contained in Section 3 hereof, no consent, authorization, approval, permit or order of or filing with any governmental or regulatory authority, other than a Current Report on Form 8-K which will be filed with the U.S. Securities and Exchange Commission within 4 business days of the Closing Date and a Form D which will be filed with the U.S. Securities and Exchange Commission within 15 days of the Closing Date, is required under current laws and regulations in connection with the execution and delivery of the Loan Documents or the offer, issuance, sale or delivery of the Notes and Bridge Warrants.  Under the circumstances contemplated hereby, the offer, issuance, sale and delivery of the Notes and Bridge Warrants will not under current laws and regulations require compliance with the prospectus delivery or registration requirements of the Securities Act of 1933, as amended (the ”Act”).

SECTION 3 - REPRESENTATIONS OF THE INVESTOR

3.1           Each Investor, severally and not jointly, hereby represents to MDCV:

a)             Investor has full power and authority to enter into this Agreement and this Agreement and each other Loan Document to which it is a party constitutes a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

b)            Investor has had the opportunity to ask questions of, and receive answers from, executive officers of MDCV concerning the terms and conditions of the investment and the business and affairs of MDCV, and to obtain any additional information necessary to verify such information as the Investor considers necessary or advisable in order to form a decision concerning an investment in MDCV.  Investor also acknowledges that he has received and has carefully reviewed the PPM.

c)             The Securities are being acquired for investment for the Investor’s own account and not with the view to, or for resale in connection with, any distribution or public offering thereof.  Investor understands that the Securities have not been registered under the Act, or any state securities laws, by reason of the contemplated issuance in a transaction exempt from the registration requirements of the Act and applicable state securities laws and that the reliance of MDCV upon these exemptions is predicated in part upon these representations by the Investor.  Investor further understands that the Securities may not be transferred or resold without registration under the Act and any applicable state securities laws, or an exemption from the requirements of the Act and applicable state securities laws.

d)            Investor is able to bear the loss of his investment in the Securities without any material adverse effect on the Investor’s financial position or prospects, and Investor has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the investment to be made pursuant to this Agreement.  Without limiting the foregoing, Investor understands that the Securities are highly speculative, involve a high degree of risk, and should be purchased only by persons who can afford the loss of their entire investment.  The Investor has carefully considered the risks described under the caption “Risk Factors” in the PPM.

e)             Investor is (i) a natural person whose individual net worth (assets less liabilities), or joint net worth with his or her spouse, exceeds $1,000,000, or (ii) a natural person whose individual income was in excess of $200,000, or whose joint income with his or her spouse was in excess of $300,000, in each of the two most recent years, and who has a reasonable expectation of reaching the same income level for the current year.

f)             This Agreement has been duly authorized by all necessary action on the part of the Investor, has been duly executed and delivered by the Investor, and is a valid and binding agreement of the Investor.

g)            Investor is NOT subject to backup withholding provisions of Section 3406(a)(i)(C) of the Internal Revenue Code of 1986, as amended (note: you are subject to backup withholding if (i) you fail to furnish your Social Security number or taxpayer identification number herein; (ii) the Internal Revenue Service notifies MDCV that you furnished an incorrect Social Security number or taxpayer identification number, (iii) you are notified that you are subject to backup withholding; or (iv) you fail to certify that you are not subject to backup withholding or fail to certify your Social Security number or taxpayer identification number).

h)            It is understood that the certificates evidencing the Securities may bear legends required by applicable federal and state securities laws as well as the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS.

SECTION 4 - DEFAULTS

4.1           Events of Default.  Each of the following events shall be an event of default (the ”Events of Default”) for purposes of this Agreement and the Notes:

a)             Failure of MDCV to pay the principal or interest on the Notes when due;

b)            Failure of MDCV to perform or observe any covenant or agreement as required by the Loan Documents (other than payment obligations) and continuation of such failure for a period of 10 days following notice from one or more Investors;

c)             MDCV shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against MDCV seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, custodianship, protection, or relief of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, custodian trustee, or other similar official for it or for any substantial part of its property;

d)            The entry against MDCV of a final judgment, decree or order for the payment of money in the excess of $100,000 and the continuance of such judgment, decree or order unsatisfied for a period of 30 days without a stay of execution; or

e)             Any of the material representations or covenants of MDCV made in this Agreement or other Loan Documents are proven not to have been true and correct in any material respect as of the date of this Agreement.

4.2           Rights and Remedies.  If any Event of Default shall occur, the Investors holding Notes representing a majority of the aggregate principal amount of all of the Notes may elect to exercise any or all of the following rights and remedies:

a)             Declare the Notes, all interest thereon, and all other obligations under, or pursuant to, the Loan Documents to be immediately due and payable, and upon such declaration, such Notes, interest and other obligations shall immediately be due and payable, without presentment, demand, protest or any notice of any kind, all of which are expressly waived; and

b)            Exercise any and all other rights and remedies available to the Investors at law and in equity.

4.3           Notice of Defaults.  Within five days of the occurrence or existence of an Event of Default, MDCV shall give written notice thereof to each Investor.

4.4           Termination of Section 4.  This Section 4 will terminate upon repayment of all principal and accrued interest on the Note or conversion or exchange of the Note in accordance with its terms, whichever occurs earlier.

SECTION 5 – SECURITIES REGISTRATION

MDCV will grant to Investors any securities registration rights it grants to purchasers of the Next Shares.

SECTION 6 - MISCELLANEOUS

6.1           No Waiver; Cumulative Remedies.  No failure or delay on the part of the Investors in exercising any right or remedy under, or pursuant to, any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy or power preclude other or further exercise thereof, or the exercise of any other right, remedy or power.  The remedies in the Loan Documents are cumulative and are not exclusive of any remedies provided by law.

6.2           Amendments and Waivers.  No amendment or waiver of any provisions of any Loan Document shall be effective unless such amendment or waiver is in writing signed by Investors holding Notes representing a majority of the aggregate principal amount of all Notes issued pursuant to this Agreement and such amendment or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

6.3           Notices, Etc.  All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person, sent by facsimile transmission to the fax number set forth on the signature page hereof, or such other number as may hereinafter be designated in writing by the recipient to the sender, or duly sent by first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth on the signature page hereof or such other address as may hereafter be designated in writing by the addressee to the addresser.  All such notices, requests, consents and communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of facsimile transmission, on the date of transmission if sent within normal business hours, otherwise on the following business day, and (c) in the case of mailing, on the third day after the posting thereof.

6.4           Governing Law.  All Loan Documents will be governed by and construed in accordance with the laws of the State of Minnesota, excluding that body of law relating to conflict of laws.

6.5           Severability.  If any term in this Agreement or other Loan Documents shall be held to be illegal or unenforceable, the remaining portions of this Agreement or other Loan Documents, as the case may be, shall not be affected, and this Agreement or other Loan Documents, as the case may be, shall be construed and enforced as if this Agreement or other Loan Documents, as the case may be, did not contain the term held to be illegal or unenforceable.

6.6           Binding Effect; Assignment.  All Loan Documents shall be binding upon and inure to the benefit of MDCV and the Investor and their respective successors and assigns.  MDCV may not assign its rights or interest under the Loan Documents without the prior written consent of the Investors.

6.7           Survival of Warranties.  Except as otherwise noted in this Agreement, the representations and warranties of contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement.

The undersigned hereby agrees to be bound by the terms and conditions of this Agreement.

MEDICALCV, INC.

By John H. Jungbauer
Its Vice President, Finance and
Chief Financial Officer

Address: 9725 South Robert Trail
Inver Grove Heights, MN 55077

Phone:	(651) 452-3000
Fax:	(651) 452-4948

COUNTERPART SIGNATURE PAGE

TO

NOTE PURCHASE AGREEMENT

The undersigned hereby agrees to be bound by the terms and conditions of this Agreement and acknowledges that the other parties listed on Exhibit A have executed this Agreement.

INVESTOR

By:

Name:

Mailing Address:

Residence Address:

Phone:

Fax:

SSN:

EXHIBIT A

TO

NOTE PURCHASE AGREEMENT

SCHEDULE OF NOTE PURCHASERS

Name and Address of	Principal Amount of	Shares Purchasable upon
Note Purchaser	Convertible Promissory Note	Exercise of Bridge Warrant

EXHIBIT B

TO

NOTE PURCHASE AGREEMENT

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE PROMISSORY NOTE

Date of Issuance:  December 31, 2004 (“Date of Issuance”)

Name of Borrower:  MedicalCV, Inc., a Minnesota corporation (“MDCV”)

Name of Holder:                                                       (“Holder”)

Principal Amount of Note: $                                             (“Principal Amount”)

Subject to the terms and conditions of this Note, for good and valuable consideration received, MDCV promises to pay to the Holder the Principal Amount, plus simple interest accrued on unpaid principal from the Date of Issuance until paid at the rate of ten percent (10%) per annum.

This Note is one of a series of Convertible Promissory Notes (collectively, the “Notes”), all of which are substantively identical to this Note except as to the holder thereof and principal amount thereof.  The Holder of this Note, the holders of any other Notes, and MDCV are parties to the Bridge Note Purchase Agreement dated as of December 30, 2004 (the “Agreement”).  The Holder of this Note and the holders of the other Notes are collectively referred to herein as “Noteholders.”

The following is a statement of the rights of the Holder and the terms and conditions to which this Note is subject and to which the Holder, by acceptance of this Note by its signature below, agrees:

1.             Payment.

(a)           Obligation.  The outstanding principal under this Note will be due and payable on May 31, 2005, and the accrued interest on this Note will be due and payable on January 31, 2005, February 28, 2005, March 31, 2005, April 30, 2005 and May 31, 2005, subject to conversion or exchange of this Note upon consummation of MDCV’s Next Financing, as defined in Section 2(a).  All payments of principal and/or interest under this Note will be made at the address of the Holder as is provided by the Holder to MDCV in writing.

(b)           Equal Ranking of Notes.  No payment of any amount of principal and/or interest under this Note will be paid by MDCV to the Holder unless an amount, prorated among the Notes in proportion to the principal amount of each Note, is simultaneously paid to the holders of the other Notes.

(c)           Prepayment.  MDCV may prepay this Note without the consent of the Holder upon not less than 10 days’ prior written notice.

2.             Conversion.

(a)           Automatic Conversion.  Within 10 days of the consummation of the Next Equity Financing (as hereinafter defined), each Investor will be required to elect one of the following two alternatives:  (1) convert the entire unpaid principal and all accrued but unpaid interest under this Note into fully paid and nonassessable Next Shares (as hereinafter defined) at a price per share equal to eighty percent (80%) of the Issuance Price (as hereinafter defined) of the Next Shares, and retain the Bridge Warrant (“Alternative 1”), or (2) surrender the Note and the Bridge Warrant to MDCV in exchange for the issuance of a number of Next Shares and any accompanying warrants issuable in connection with the Next Shares (“Additional Warrants”), equal to the amount of such securities that could be purchased using the entire unpaid principal and all accrued but unpaid interest under this Note (“Alternative 2”).  MDCV will provide each Investor with written notice as soon as practicable following the issuance of Next Shares.  If any Investor fails to make his, her, or its election within 10 days of the issuance of the Next Shares, such Investor will be deemed to have elected Alternative 1.  The term “Next Equity Financing” means the sale by MDCV of equity securities issuable by MDCV in connection with MDCV’s next round of equity financing subsequent to the date of this Note.  The term “Next Shares” means the equity securities issuable by MDCV in connection with the Next Equity Financing.  The term “Issuance Price” means the per share sales price or per unit sales price, as applicable, prior to deduction of any brokers’, agents’ and underwriters’ commissions and fees, of the sale of the Next Shares (but not to exceed $1.49).

(b)           Mechanics and Effect of Conversion.  MDCV will give all Noteholders written notice of the Next Equity Financing as soon as practicable following the Next Equity Financing.  The Noteholders will surrender their Notes (and Bridge Warrants if Alternative 2 is elected) on or before the date which is 10 days after the Financing Date (as hereinafter defined) at the principal offices of MDCV together with the executed signature page(s) to the purchase documents and other agreements applicable to the Next Equity Financing as requested by MDCV and reasonably acceptable to the Noteholders.  The conversion or exchange of this Note into the Next Shares, pursuant to Section 2(a) hereof, will be deemed to have been made on the date which is 10 days after the Financing Date and the Holder will be treated for all purposes as the record holder of such Next Shares on such date.  The term “Financing Date” means the date of the closing of the sale of the Next Shares.

(c)           General Conversion Provisions.  Upon conversion or exchange of this Note, MDCV will be forever released from all of its obligations and liabilities hereunder and shall, as soon as practicable, issue and deliver to the Holder a certificate or certificates for the type and number of securities to which such Holder is entitled.  No fractional shares will be issued upon any such conversion or exchange of this Note.  In lieu of any fractional share to which the Holder would otherwise be entitled, MDCV will pay the cash value of that fractional share to the Holder.

3.             Governing Law.  This Note will be governed by and construed in accordance with the laws of the State of Minnesota, excluding that body of law relating to conflict of laws.

4.             Waiver.  MDCV hereby waives diligence, presentment, demand, protest, and notice of dishonor.

5.             Acceleration.  If an Event of Default, as defined in the Agreement, shall occur, then, pursuant to the terms of the Note and the Agreement, the Holder may declare the principal of this Note, together with interest accrued thereon, immediately due and payable at any time.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, MDCV has caused this Note to be issued as of the date first written above.

MEDICALCV, INC.

By John H. Jungbauer
Its Vice President, Finance and
Chief Financial Officer

AGREED AND ACCEPTED:

Signature:

Name:

Date:

EXHIBIT C

TO

NOTE PURCHASE AGREEMENT

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS.

WARRANT

TO PURCHASE SHARES OF COMMON STOCK

OF

MEDICALCV, INC.

THIS CERTIFIES THAT, for good and valuable consideration,                                               (the “Holder”), or the Holder’s registered assigns, is entitled to subscribe for and purchase from MedicalCV, Inc., a Minnesota corporation (the “MDCV”), at any time after December 31, 2004, to and including December 31, 2009, a number of fully paid and nonassessable shares of MDCV’s Common Stock (the “Shares”) at a price per Share equal to the issuance price of the equity securities to be sold by MDCV in its next equity financing following the date of this Warrant (the “Next Shares”), subject to the antidilution provisions of this Warrant (the “Exercise Price”); provided, however, that if the Next Shares are not shares of Common Stock, the Exercise Price shall be equal to the per unit sales price of the Next Shares, subject to the antidilution provisions of this Warrant.  Notwithstanding the foregoing, the Exercise Price of this Warrant shall not exceed $1.49 per Share.  This Warrant is issued under a Bridge Note Purchase Agreement between the MDCV and each investor named as a signatory therein, dated December 30, 2004 (the “Agreement”).  The number of Shares for which this Warrant may be exercised is set forth opposite such Investor’s name on Exhibit A to the Agreement.  As used herein, the term “Holder” means any party who acquires all or a part of this Warrant as a registered transferee of the Holder, or any record holder or holders of the Shares issued upon exercise, whether in whole or in part, of this Warrant.

This Warrant is subject to the following provisions, terms, and conditions:

6.             Exercise:  Transferability.  The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part (but not as to a fractional Share), by written notice of exercise (in the form attached hereto) delivered to MDCV at the principal office of MDCV prior to the expiration of this Warrant and accompanied or preceded by the surrender of this Warrant along with a check or wire transfer of good funds in payment of the Exercise Price for such Shares.  Upon 10 days’ written notice, if the per share market price of MDCV common stock exceeds $5.00 for 20 consecutive business days following the date of issuance of this Warrant, MDCV may require the Holder of this Warrant to exercise this Warrant within 30 days of such notice.  If MDCV requires the Holder to exercise this Warrant pursuant to the foregoing sentence, MDCV will permit the Holder to exercise this Warrant on a cashless basis.

7.             Exchange and Replacement.  Subject to Sections 1 and 7 hereof, this Warrant is exchangeable upon the surrender hereof by the Holder to MDCV at its office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of Shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of Shares (not to exceed the aggregate total number purchasable hereunder) as shall be designated by the Holder at the time of such surrender.  Upon receipt by MDCV of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, MDCV will make and deliver a new Warrant of like tenor, in lieu of this Warrant.  This Warrant shall be promptly canceled by MDCV upon the surrender hereof in connection with any exchange or replacement.  MDCV shall pay all expenses, taxes (other than stock transfer taxes), and other charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 2.

8.             Issuance of the Shares.

(a)           MDCV agrees that the Shares purchased upon exercise of this Warrant shall be and are deemed to be issued to the Holder as of the close of business on the date on which this Warrant shall have been surrendered and the payment made for such Shares as aforesaid.  Subject to the provisions of Section 3(B), certificates for the Shares so purchased shall be delivered to the Holder within a reasonable time not exceeding fifteen (15) days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the right to purchase the number of Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder within such time.

(b)           Notwithstanding the foregoing, however, MDCV shall not be required to deliver any certificate for Shares upon exercise of this Warrant except in accordance with exemptions from the applicable securities registration requirements or registrations under applicable securities laws.  Such Holder shall also provide MDCV with written representations from the Holder and the proposed transferee satisfactory to MDCV regarding the transfer or, at the election of MDCV, an opinion of counsel reasonably satisfactory to MDCV to the effect that the proposed transfer of this Warrant or disposition of Shares may be effected without registration or qualification (under any federal or state law) of this Warrant or the Shares.  Upon receipt of such written notice and either such representations or opinion by MDCV, such Holder shall be entitled to transfer this Warrant, or to exercise this Warrant in accordance with its terms and dispose of the Shares, all in accordance with the terms of the notice delivered by such Holder to MDCV, provided that an appropriate legend, if any, respecting the aforesaid restrictions on transfer and disposition may be endorsed on this Warrant or the certificates for the Shares.  Nothing herein, however, shall obligate MDCV to effect registrations under federal or state securities laws.  If exemptions are not available when the Holder seeks to exercise the Warrant, the Warrant exercise period will be extended, if need be, to prevent the Warrant from expiring, until such time as exemptions are available, and the Warrant shall then remain exercisable for a period of at least thirty (30) calendar days from the date MDCV delivers to the Holder written notice of the availability of such exemptions.  The Holder agrees to execute such documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by MDCV for the issuance of the Shares.

9.             Covenants of MDCV.  MDCV covenants and agrees that all Shares issuable upon exercise of this Warrant will upon issuance, be duly authorized and validly issued, fully paid, nonassessable, and free from all taxes, liens, and charges with respect to the issue thereof except for all taxes, liens and charges imposed upon the Holder.  MDCV further covenants and agrees that during the period within which rights represented by this Warrant may be exercised, MDCV will at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

10.           Antidilution Adjustments.

A.           If MDCV shall at any time hereafter subdivide or combine its outstanding shares of Common Stock, or declare a dividend payable in Common Stock, the Exercise Price in effect immediately prior to the subdivision, combination or record date for such dividend payable in Common Stock shall forthwith be proportionately increased, in the case of combination, or proportionately decreased, in the case of subdivision or declaration of a dividend payable in Common Stock, and the number of Shares purchasable upon exercise of this Warrant, immediately preceding such event, shall be changed to the number determined by dividing the then current Exercise Price by the exercise price as adjusted after such subdivision, combination or dividend payable in Common Stock multiplied by the number of Shares purchasable upon exercise of this Warrant immediately preceding such event, so as to achieve an adjusted exercise price and number of Shares purchasable after such event proportional to such exercise price and number of Shares purchasable immediately preceding such event.  No adjustment in exercise price shall be required unless such adjustment would require an increase or decrease of at least five ($0.05) in such price; provided, however, that any adjustments which are not required to be so made shall be carried forward and taken into account in any subsequent adjustment.  All calculations hereunder shall be made to the nearest cent or to the nearest one-hundredth of a Share, as the case may be.

B.            In case of any capital reorganization or any reclassification of the shares of Common Stock of MDCV, or in the case of any consolidation with or merger of MDCV into or with another corporation that is not a wholly-owned subsidiary of MDCV, or the sale of all or substantially all of its assets to another corporation that is not a wholly-owned subsidiary of MDCV, which is effected in such a manner that the holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a part of such reorganization, reclassification, consolidation, merger or sale, as the case may be, this Warrant shall, at the discretion of the Board of Directors of MDCV, terminate and lawful provision shall be made so that the Holder of the Warrant shall have the right thereafter to receive the kind and amount of shares of stock or other securities or property which the Holder would have been entitled to receive if, immediately prior to such reorganization, reclassification, consolidation, merger or sale, the Holder had held the number of Shares which were then purchasable upon the exercise of the Warrant, less a deduction for the exercise price of this Warrant.  In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of MDCV) shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Holder of the Warrant, to the end that the provisions set forth herein (including provisions with respect to adjustment of the exercise price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant.  Unless this Warrant shall be so terminated, MDCV shall make provision to ensure that the successor corporation (if other than MDCV) resulting from such consolidation or merger or the corporation purchasing such assets, shall assume by written instrument, the obligation to deliver to such holder such shares of stock, securities or assets as in accordance with the foregoing provisions, such shareholder may be entitled to receive.

C.            If, for the purpose of reincorporating MDCV in another state, any capital reorganization or other reclassification of the shares of Common Stock, or a consolidation or merger of MDCV into or with another corporation, or the sale of all or substantially all of its assets to another corporation, is effected in such manner that the holders of Common Stock of MDCV shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a part of such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the Holder of the Warrant shall have the right thereafter to receive the kind and amount of shares of stock or other securities or property which the Holder would have been entitled to receive if, immediately prior to such reorganization, reclassification, consolidation, merger or sale, the Holder had held the number of Shares which were then purchasable upon exercise of the Warrant.  MDCV shall not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than MDCV) resulting from such consolidation or merger or the corporation purchasing such assets, shall assume by written instrument, the obligation to deliver to such holder such shares of stock, securities or assets as in accordance with the foregoing provisions such shareholder may be entitled to receive.

D.            When any adjustment is required to be made in the Exercise Price, initial or adjusted, MDCV shall forthwith determine the new Exercise Price, and

(i)            prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new exercise price; and

(ii)           cause a copy of such statement to be mailed to the Holder of the Warrants as of a date within ten (10) days after the date when the circumstances giving rise to the adjustment occurred.

E.            MDCV will not by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by MDCV, but will, at all times in good faith, assist, insofar as it is able, in the carrying out of all provisions hereof and in the taking of all other action which may be necessary in order to protect the rights of the Holder hereof against dilution.

11.           No Voting Rights.  This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of MDCV.

12.           Notice of Transfer of Warrant or Resale of the Shares.

(a)           Subject to the sale, assignment, hypothecation, or other transfer restrictions set forth in Section 1 hereof, the Holder, by acceptance hereof, agrees to give written notice to MDCV before transferring this Warrant or transferring any Shares of such Holder’s intention to do so, describing briefly the manner of any proposed transfer.  Promptly upon receiving such written notice, MDCV shall present copies thereof to MDCV’s counsel.  If, in the opinion of such counsel, the proposed transfer may be effected without registration or qualification (under any federal or state securities laws), MDCV, as promptly as practicable, shall notify the Holder of such opinion, whereupon the Holder shall be entitled to transfer this Warrant or to dispose of Shares received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by the Holder to MDCV; provided that an appropriate legend may be endorsed on this Warrant or the certificates for such Shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel to MDCV and satisfactory to MDCV to prevent further transfers which would be in violation of Section 5 of the Securities Act of 1933, as amended (the “1933 Act”) and applicable state securities laws; and provided further that the prospective transferee or purchaser shall execute such documents and make such representations, warranties, and agreements as may be required solely to comply with the exemption relied upon by MDCV for the transfer or disposition of the Warrant or Shares.  MDCV shall not be obligated to permit the transfer of this Warrant or any Shares to any person who is not an “accredited investor” as that term is defined under Rule 501 of Regulation D under the 1933 Act.

(b)           If, in the opinion of counsel for MDCV, the proposed transfer or disposition of this Warrant or such Shares described in the written notice given pursuant to this Section 7 may not be effected without registration or qualification of this Warrant or such Shares, MDCV shall promptly give written notice thereof to the Holder, and the Holder will limit his activities in respect to such as, in the opinion of such counsel, are permitted by law.

13.           Fractional Shares.  Fractional Shares shall not be issued upon the exercise of this Warrant, but in any case where the Holder would, except for the provisions of this Section 8, be entitled under the terms hereof to receive a fractional Share, MDCV shall, upon the exercise of this Warrant for the largest number of whole Shares then called for, pay a sum in cash equal to the sum of (a) the excess, if any, of the market value of such fractional Share over the proportional part of the Exercise Price represented by such fractional Share, plus (b) the proportional part of the Exercise Price represented by such fractional Share.

14.           Miscellaneous.  Whenever reference is made herein to the issue or sale of shares of Common Stock, the term “Common Stock” shall include any stock of any class of MDCV other than preferred stock with a fixed limit on dividends and a fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of MDCV.

Unless MDCV is timely filing reports required under the Securities Exchange Act of 1934, as amended, MDCV agrees to provide Holder with detailed quarterly and annual financial statements as soon as available, in a form reasonably satisfactory to Holder, as well as any other documents as Holder or his counsel may reasonably request in a form satisfactory to Holder, so long as this Warrant or any Shares are outstanding and unregistered.

Upon written request of the Holder of this Warrant, MDCV will promptly provide such Holder with a then current written list of the names and addresses of all holders of warrants originally issued under the terms of, and concurrent with, this Warrant.

The representations, warranties, and agreements herein contained shall survive the exercise of this Warrant.  This Warrant shall be interpreted under the laws of the State of Minnesota.

Neither this Warrant nor any term hereof may be changed, waived, discharged, or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

IN WITNESS WHEREOF, MedicalCV, Inc. has caused this Warrant to be signed by its duly authorized officer this 31st day of December, 2004.

MEDICALCV, INC.

By
John H. Jungbauer
Vice President, Finance and
Chief Executive Officer

NOTICE OF EXERCISE OF WARRANT

(To be executed by the registered holder in order to exercise the Warrant.)

TO:         MEDICALCV, INC.

The undersigned hereby irrevocably elects to exercise the attached Warrant to purchase for cash                           of the Shares issuable upon the exercise of such Warrant, and requests that certificates for such Shares (together with a new Warrant to purchase the number of Shares, if any, with respect to which this Warrant is not exercised) shall be issued in the name of:

(Print Name)

Please insert social security
or other identifying number
of registered Holder:

Address:

Dated:
Signature

*The signature on the Notice of Exercise of Warrant must correspond to the name as written upon the face of the Warrant in every particular without alteration or enlargement or any change whatsoever.  When signing on behalf of a corporation, partnership, trust or other entity, please indicate your position(s) and title(s) with such entity.

ASSIGNMENT FORM

(To be signed only upon authorized transfer of the Warrant.)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto                                                   the right to purchase the Shares to which the within Warrant relates and appoints                                                  , attorney, to transfer said Warrant on the books of MEDICALCV, INC. with full powers of substitution in the premises.

Dated:
(Signature)

Address: